UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 20, 2008 (May 14, 2008)
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-50518	11-3626383
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 12, 2008, Franklin Bank Corp. (“Franklin”) received an Additional Staff Determination letter (the “NASDAQ Letter”) from the Listing Qualifications Staff of The NASDAQ Stock Market (the “NASDAQ”) in connection with Franklin’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) as required by NASDAQ Marketplace Rule 4310(c)(14). Franklin’s common stock trades on the Nasdaq Global Select Market. Additionally, on May 15, 2008, Franklin received a letter (the “AMEX Letter”) from the staff of The American Stock Exchange (the “AMEX”) in connection with Franklin’s failure to file its Form 10-Q as required by Sections 134 and 1101 of the AMEX Company Guide and its listing agreement. Franklin’s Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) trades on the AMEX. As set forth in both the NASDAQ Letter and AMEX Letter, Franklin’s failure to file the Form 10-Q serves as an additional basis for delisting Franklin’s common stock and Preferred Stock, respectively (the “Additional Deficiency”). Both the NASDAQ Letter and the AMEX Letter were issued in accordance with standard NASDAQ and AMEX procedure, respectively.
     On March 26, 2008, Franklin filed a Current Report on Form 8-K announcing that it had received a letter from the staff of the AMEX indicating that Franklin is not in compliance with Sections 134 and 1101 of the AMEX Company Guide and its listing agreement as a result of Franklin’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) with the SEC. On April 8, 2008, Franklin filed a Current Report on Form 8-K announcing that it had received a letter from the Listing Qualifications Staff of the NASDAQ indicating that Franklin is not in compliance with NASDAQ Market Place Rule 4310(c)(14) as a result of Franklin’s failure to file its Form 10-K with the SEC.
     On April 22, 2008, Franklin filed a Current Report on Form 8-K announcing that the AMEX had accepted Franklin’s plan to bring Franklin into compliance with the AMEX Company Guide and Franklin’s listing agreement (the “Plan”), which Plan had anticipated a delay in Franklin filing its Form 10-Q. Subject to Franklin complying with and making progress under the Plan, the AMEX granted Franklin an extension until June 30, 2008 to file the Form 10-K and until July 31, 2008 to file the Form 10-Q. Provided that Franklin complies with the Plan and makes progress under it, the AMEX will continue to list the Preferred Stock pursuant to such extension until July 31, 2008.
     Franklin is scheduled to appear before the Nasdaq Listing Qualifications Panel (the “Panel”) on May 22, 2008 to present its arguments for continued listing of Franklin’s common stock pending the filing of Franklin’s Form 10-K and Form 10-Q. The NASDAQ Letter provides that the Panel will consider the Additional Deficiency in rendering a determination regarding the continued listing of Franklin’s common stock. Pursuant to the NASDAQ Letter, Franklin must present its views with respect to the Additional Deficiency at its Panel hearing for such views to be taken into consideration by the Panel in rendering its determination. Franklin will present its views with respect to the Additional Deficiency.

     Franklin issued a press release disclosing the foregoing on May 20, 2008, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Press Release of Franklin Bank Corp., dated May 20, 2008.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2008	FRANKLIN BANK CORP.
	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Franklin Bank Corp., dated May 20, 2008